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EXHIBIT 10.47
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                                 PROMISSORY NOTE
                                 ---------------

                                                     $175,000.00 January 7, 2000

         FOR VALUE RECEIVED, Michael E. Jalbert (the "Borrower") promises to pay to the order of Transcrypt International, Inc., a Delaware corporation ("the "Lender"), the principal sum of One Hundred Seventy-Five Thousand Dollars ($175,000.00), with no interest (except as otherwise provided herein). Said principal amount shall be due and payable on or before February 28, 2003. Payments due hereunder shall be personally delivered by the Borrower to Lender at 4800 N.W. 1st Street, Lincoln, Nebraska 68521, or to such other address as Lender may designate in writing.

         Payments on the outstanding principal balance owed hereunder shall be paid by Borrower to Lender on or before the last day of February in calendar years 2001 and 2002. The amount of each payment shall be equal to fifty percent (50%) of the amount of any bonus paid to Borrower by Lender, net of any applicable standard taxes and/or deductions, in each such calendar year. Borrower hereby expressly authorizes the Lender to withhold and retain said amounts from any bonus to be paid to Borrower by Lender in calendar years 2001 and 2002 for the purpose of applying said amounts toward payment and satisfaction of the obligations owed to Lender by Borrower hereunder. The entire remaining unpaid principal balance owed hereunder shall be due and payable in a single lump sum on or before February 28, 2003.

         Borrower shall have the right to prepay the principal amount due hereunder at any time, in whole or in part, without penalty or premium; PROVIDED, HOWEVER, any partial prepayment shall not postpone the due date of any subsequent payment contemplated hereunder.

         Upon the occurrence of any Event of Default (as hereinafter defined), the principal amount then due shall, from the date of such Event of Default, bear interest at an annual rate equal to the then-current one-year Treasury Bill interest rate as of the date of Default, as published in THE WALL STREET JOURNAL, until paid in full.

         Borrower acknowledges and agrees that an event of default shall be deemed to have occurred hereunder upon the occurrence of any one or more of the following events (an "Event of Default"):

         (a) The failure of Borrower to pay Lender any portion of the principal balance owed hereunder when due;

         (b) The failure or refusal of the Borrower to punctually and properly perform, observe and comply with any covenant, agreement or condition contained herein;

         (c) The termination of Borrower's employment with Lender because of death, resignation, removal or any other cause or reason whatsoever; or

         (d) Borrower shall (i) be adjudicated a bankrupt or insolvent, or admit in writing his inability to pay his debts as they mature, (ii) make an assignment for the benefit of creditors,
                  (iii) apply for or consent to the appointment of any

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                  receiver, trustee or similar officer for all or a substantial part of his property, or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower and such appointment shall continue undischarged for a period of twenty-four (24) hours, or (iv) institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding under the laws of any jurisdiction or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower and shall remain undismissed for a period of twenty-four (24) hours.

         Upon the occurrence of an Event of Default, the Lender may, at its option, declare the entire principal balance owing hereunder immediately due and payable, without further notice, demand or presentment, all of which are hereby waived by the Borrower. Failure to exercise this option shall not constitute a waiver by the Lender of the right to exercise the same upon the occurrence of any subsequent Event of Default.

         In the event default is made in the prompt payment of any amount when due or declared due pursuant to this Promissory Note, and this Promissory Note is placed in the hands of an attorney for collection or to defend or enforce any of the legal holder's rights hereunder, or if the same is collected through any judicial proceeding whatsoever, then Borrower, together with all other parties liable for payment hereof, agrees to pay to the legal holder all professional fees, together with all court costs and expenses incurred by such holder in connection with such proceeding, except to the extent such obligations are prohibited by law.

         Borrower hereby covenants and agrees to hold harmless and indemnify Lender, upon demand by Lender, from and against any and all costs, expenses, charges, taxes, penalties or other liability of any nature imposed on or incurred by Lender relating to, resulting from or arising in connection with the loan to Borrower evidenced hereby, including, without limitation, any and all costs, expenses and charges of any nature relating to the imputation of interest on amounts loaned to Borrower hereunder.

         Borrower hereby waives presentment and demand for payment, protest, notice of protest and nonpayment or dishonor, notice of acceleration and notice of intent to accelerate, diligence in collecting and grace, and consents to all extensions, without notice for any period or periods of time and partial payments, before or after maturity hereof, without prejudice to the rights of the Lender arising hereunder.

         THIS NOTE, AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AND ENTIRE AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, SUBSEQUENT OR CONTEMPORANEOUS ORAL AGREEMENTS. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF.

         This Note shall be governed by and construed in accordance with the laws of the State of Nebraska.

         This Promissory Note and all provisions herein are binding upon Borrower and his heirs, personal representatives, executors and assigns, and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not assign any right or delegate any obligation arising hereunder without the prior written consent of Lender. Lender does not by


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any act, delay, omission or otherwise waive any of its rights or remedies, and no waiver of any kind pertaining to the obligations arising hereunder shall be valid or enforceable against Lender unless such waiver is in writing and signed by an authorized representative of Lender.

         IN WITNESS WHEREOF, the Borrower has executed and delivered this Promissory Note on the date herein above first set forth.

                                    BORROWER:



                                    /s/ MICHAEL E. JALBERT
                                    ---------------------
                                    Michael E. Jalbert

STATE OF NEBRASKA     )
                      ) ss.
COUNTY OF LANCASTER   )

         The foregoing instrument was acknowledged before me this ____ day of ___________________, 2000, by Michael E. Jalbert.



               ---------------------------------------
                         Notary Public


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